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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                AMPLIDYNE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                       22-3440510
---------------------------------             ---------------------------------
(State of or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

144 Belmont Drive
Somerset, NJ                                                08873
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(Address of Principal)                                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
                                      NONE

Securities to be registered pursuant to Section 12(g) of the Act:

        (i)       Common Stock, par value $.0001 per share

        (ii)      Class A Redeemable Common Stock Purchase Warrants


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Item 1.   Description of Registrant's Securities to be Registered.

          Incorporated herein by reference to the section entitled "Description of Securities" contained in Amendment No. 2 to the Company's Registration Statement filed on Form SB-2 (Registration No. 333-11015) filed on November 27, 1996 (the "Registration Statement"). The "Description of Securities" section contained in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act, is also hereby incorporated by reference.

Item 2.   Exhibits.

                                                                        Exhibit
Document                                                                No.
--------                                                                -------

(a)       Form of Underwriting Agreement*                               1.1

(b)       Form of Selected Dealer Agreement*                            1.2

(c)       Form of Agreement Among Underwriters*                         1.3

(d)       Certificate of Incorporation of the Company*                  3.1

(e)       Certificate of Merger (Delaware)*                             3.2

(f)       Certificate of Merger (New York)*                             3.3

(g)       Agreement and Plan of Merger*                                 3.4

(h)       By-Laws of the Company*                                       3.5

(i)       Specimen Certificate for Shares of Common Stock*              4.1

(j)       Specimen Certificate for Warrants**                           4.2

(k)       Form of  Underwriter's Purchase Option*                       4.3

(l)       Form of Warrant Agreement*                                    4.4

(m)       Opinion of Bernstein & Wasserman, LLP***                      5.1

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*    Incorporated herein by reference to the Exhibit Volume filed with the
     Company's Registration Statement, Registration No. 333-11015 filed with the Securities and Exchange Commission on August 29, 1996 at the exhibit number set forth opposite such document.

** Incorporated herein by reference to Amendment No. 1 to the Company's Registration Statement, Registration No. 333-11015 as filed with the Securities and Exchange Commission on October 10,1996 at the exhibit number set forth opposite such document.

*** Incorporated herein by reference to Amendment No. 2 to the Company's Registration Statement, Registration No. 333-11015 as filed with the Securities and Exchange Commission on November 27, 1996 at the exhibit number set forth opposite such document.

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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                AMPLIDYNE, INC.

                                                By: /s/ Devendar S. Bains
                                                    -------------------------
                                                    Name:   Devendar S. Bains
                                                    Title:  President

Dated:  January 6, 1997


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